UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 21, 2010
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33801 (Commission File Number)	51-0424817 (IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Effective October 21, 2010, Approach Resources Inc. (the “Company”) entered into a ninth amendment (the “Ninth Amendment”) to its Credit Agreement dated as of January 18, 2008 (as amended, the “Credit Agreement”) by and among the Company and its subsidiary guarantors, the lenders and JPMorgan Chase Bank, N.A., as agent and lender.
     The Ninth Amendment (a) increased the borrowing base and lenders’ aggregate commitment under the Credit Agreement to $150 million from $115 million; (b) appointed KeyBank National Association (“KeyBank”) and BNP Paribas (“Paribas”) as Documentation Agent and Syndication Agent, respectively; and (c) assigned a 3.33% interest in the rights and obligations of The Frost National Bank under the Credit Agreement to each of KeyBank and Paribas.
     The foregoing description of the terms of the Ninth Amendment is qualified in its entirety by the Ninth Amendment, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Ninth Amendment dated as of October 21, 2010, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Agent and Lender, The Frost National Bank, BNP Paribas and KeyBank National Association, as Lenders, and Approach Oil & Gas Inc., Approach Oil & Gas (Canada) Inc. and Approach Resources I, LP, as guarantors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: October 26, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Ninth Amendment dated as of October 21, 2010, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Agent and Lender, The Frost National Bank, BNP Paribas and KeyBank National Association, as Lenders, and Approach Oil & Gas Inc., Approach Oil & Gas (Canada) Inc. and Approach Resources I, LP, as guarantors.

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